                                                                   EXHIBIT 10.47

EXPLANATORY NOTE:

         The following Attachment A to Form of Change of Control Executive
Severance Agreement shall supersede the prior Attachment A previously filed on
November 13, 2001 as Exhibit 10.1 (the "Exhibit") to the Quarterly Report on
Form 10-Q by St. Mary Land & Exploration Company for the quarterly period ended September 30, 2001. The text of the Form of Change of Control Executive
Severance Agreement preceding the prior Attachment A in the Exhibit is not changed hereby.

                                  Attachment A
                                       to
                                     Form of
                 Change of Control Executive Severance Agreement

Executives with Change of Control Executive Severance Agreements:

         All employees of St. Mary Land & Exploration Company who have an officer title of Vice President or an officer title which is senior to a Vice
President.